SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II
(Name of Registrant as Specified In Its Charter)

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FOR EXTERNAL USE WITH PLAN SPONSORS ONLY

August 24, 2016

Q&A RE: STRATEGIC ADVISER FUNDS AUGUST 2016 PROXY MATERIALS FOR

OCTOBER 17, 2016 SHAREHOLDER MEETING

Q1:

Why am I getting this proxy?

A:

As a shareholder of one or more of the Strategic Adviser Funds, you have the opportunity to voice your opinion on the matters that affect your investments. Voting instructions and background information are included in the materials you received.

Q2:

What am I being asked to vote on and when?

A:

You are being asked to vote on the following proposals depending on the funds in which you invest:

1.

To elect a Board of Trustees.

2.

For shareholders of certain funds, to approve sub-advisory agreements among Strategic Advisers, Inc. (Strategic Advisers), FIAM LLC (FIAM) and the trust.

3.

For shareholders of certain funds, to approve sub-advisory agreements among Strategic Advisers, FIL Investment Advisors (FIA) and the trust and sub-subadvisory agreements between FIA and FIL Investment Advisors (UK) Limited (FIA (UK)).

4.

For shareholders of certain funds, to approve sub-advisory agreements among Strategic Advisers, Geode Capital Management, LLC (Geode) and the trust.

A special meeting of shareholders of Fidelity Rutland Square Trust II will be held on October 17, 2016. The purpose of the meeting is to provide clients with the opportunity to vote on important proposals that affect the funds. Shareholders may vote in person at the meeting or as instructed in the proxy materials.

Q3:

Will I be getting another proxy again in the future?

A:

Proxy materials are sent to shareholders when certain changes that require shareholder approval are proposed. We do not anticipate additional proxy materials in the near future.

Q4:

How do the proposals benefit shareholders?

A:

Each of the proposals has been carefully reviewed by the Board and they believe that each of the proposals is in the best interests of shareholders. If Proposal 1 is approved, shareholders of the funds will elect a Board of Trustees. The purpose of the Board is to ensure that shareholders' best interests are protected in the operation of a mutual fund. If Proposals 2 – 4 are approved, the proposed sub-advisory agreements will provide additional investment flexibility to Strategic Advisers to allocate assets to the proposed sub-advisers, consistent with each fund’s investment objective.

FOR EXTERNAL USE FOR WORKPLACE INVESTING FUNDS ONLY

Q5:

I understand that Fidelity is proposing the addition of new sub-advisers to some of the Strategic Advisers Funds. What can you tell me?

A:

That’s correct. The Board of Trustees for the Strategic Advisers, Inc. (SAI) funds has approved new sub-advisory agreements with existing sub-advisers FIAM LLC (FIAM), FIL Investment Advisors (FIL/FIA) and Geode Capital Management, LLC (Geode) on behalf of the mutual funds listed below, subject to shareholder approval. A special meeting of shareholders meeting will be held on October 17, 2016 and, if the agreements are approved, SAI anticipates that the new contracts will become effective on the day following shareholder approval.

Following are a list of the sub-advisers and applicable funds:

Sub-adviser	Strategic Advisers Funds[1]
FIAM

* Strategic Advisers Core Multi-Manager Fund

* Strategic Advisers Growth Multi-Manager Fund

* Strategic Advisers Value Multi-Manager Fund

* Strategic Advisers International Multi-Manager Fund

* Strategic Advisers Emerging Markets Fund of Funds

* Strategic Advisers Income Opportunities Fund of Funds

FIL/FIA[2]	* Strategic Advisers International Multi-Manager Fund * Strategic Advisers Emerging Markets Fund of Funds
Geode

* Strategic Advisers Core Multi-Manager Fund

* Strategic Advisers Growth Multi-Manager Fund

* Strategic Advisers Value Multi-Manager Fund

* Strategic Advisers Small-Mid Cap Multi-Manager Fund

* Strategic Advisers International Multi-Manager Fund

1 Each fund will enter into a separate sub-advisory agreement with the applicable sub-adviser for each proposed mandate. Shareholders will be asked to vote separately on each individual agreement.

2 FIA will enter into a sub-subadvisory agreement with FIL Investment Advisors (UK) Limited on behalf of the funds to provide investment advice on securities in European markets.

Q6:

What happens if shareholders do not approve some or all of the sub-advisers?

A:

If shareholders of a fund do not approve a proposal, the Board of Trustees and Strategic Advisers will evaluate other options for obtaining the desired investment strategies, which may include allocating assets to one or more existing sub-advisers and/or approving new sub-advisory agreements consistent with the terms of the SEC Order, if needed.

FOR EXTERNAL USE FOR WORKPLACE INVESTING FUNDS ONLY

Q7:

Why would you need to add or change sub-advisers? Why are you recommending these sub-advisers?

A:

As the funds’ investment adviser, Strategic Advisers, subject to oversight by the Board of Trustees, is responsible for directing the investments of each fund in accordance with each fund’s investment objective, policies and limitations. Strategic Advisers currently allocates assets of each fund among various sub-advisers and/or underlying mutual funds. If approved, the proposed sub-advisory agreements will provide additional investment flexibility to Strategic Advisers to allocate assets to the proposed sub-advisers, consistent with each fund’s investment objective.

Q8:

Will all of the sub-advisers be allocated assets, if approved?

A:

Strategic Advisers does not initially plan to allocate assets to any of the proposed sub-advisers, but may do so in the future if the proposed agreements are approved.

Q9:

Will the funds’ total expenses change as a result of adding the new sub-advisers?

A:

Strategic Advisers does not initially plan to allocate assets to any of the proposed sub-advisers, but may do so in the future if the proposed agreements are approved. Therefore, total annual operating expenses for funds impacted by proposals 2, 3 and 4 will not initially change as a result of the approval of each proposed sub-advisory agreements.

To illustrate the potential impact of approving the proposed sub-advisory agreements, the tables in Appendix J (page 77) of the proxy statement compare current expenses to possible future expenses using a hypothetical maximum allocation for each proposed sub-advisory agreement. Based on the hypothetical maximum allocations, Strategic Advisers estimates the potential impact on each fund's total annual operating expenses will be in the following range. There also is a synopsis on pages 3-4 of the proxy statement.

Estimated Range of Potential Impact on Expenses[1]

FIAM Proposals	-5 bp to +6 bp
FIL/FIA Proposals	0 bp to -5 bp
Geode Proposals	0 bp to -3 bp

1 Potential expense impact ranges for Workplace Investing Funds exclude Class F because Class F shares are not available for sale to the general public.

FOR EXTERNAL USE FOR WORKPLACE INVESTING FUNDS ONLY

Q10:

It also appears that you’re recommending that shareholders elect Trustees to the Board of Trustees. What can you tell me?

A:

Correct. The Board of Trustees for the Strategic Advisers, Inc. (SAI) funds believes the election of the proposed Trustees is in the best interests of shareholders. There are seven nominees, of which two are interested nominees.  All nominees are currently Trustees or Advisory Board Members of the trust.

The nominees include:

•

Bruce T. Herring (interested)

•

Robert A. Lawrence (interested)

•

Peter C. Aldrich

•

Amy Butte Liebowitz

•

Ralph F. Cox

•

Mary C. Farell

•

Karen Kaplan

Q11:

It appears that Roger Servison is not on the list of nominees. Why?

A:

Roger Servison plans to retire as trustee of the Strategic Advisers Funds Board following the election of the nominees. Pending shareholder approval, Robert A. Lawrence has been nominated to serve as a management or “interested” Trustee.

Q12:

Can you give me any background on Robert and Bruce?

A:

Mr. Lawrence serves as Member of the Advisory Board of other funds. Prior to his retirement in 2008, Mr. Lawrence served as Vice President of certain Fidelity funds (2006-2008), Senior Vice President, Head of High Income Division of Fidelity Management & Research Company (investment adviser firm, 2006-2008), and President of Fidelity Strategic Investments (investment adviser firm, 2002-2005).

Mr. Herring also serves as Trustee of other funds. He also serves as Chairman and President (2015-present) and Director (2016-present) of Strategic Advisers, Inc. (investment adviser firm), and President of Fidelity Research & Analysis Company (investment adviser firm, 2010-present). Previously, Mr. Herring served as Group Chief Investment Officer of Fidelity Global Asset Allocation (GAA) (2013-2015) and Fidelity Management & Research Company (FMR) (investment adviser firm, 2005-2013), Vice President of certain Equity Funds (2006-2014), Chief Investment Officer and Director of Fidelity Management & Research (U.K.) Inc. (investment adviser firm, 2010-2013), Vice President (2005-2006) and Senior Vice President (2006-2007) of FMR, Vice President of FMR Co., Inc. (investment adviser firm, 2001-2007), and as a portfolio manager.

FOR EXTERNAL USE FOR WORKPLACE INVESTING FUNDS ONLY

Q13:

Who manages and what are the assets under management (AUM) for these funds?

A:

Fund	Portfolio Manager	AUM (as of 7/31/16)
Strategic Advisers Core Multi-Manager Fund	John Stone	$57.5M
Strategic Advisers Core Income Multi-Manager Fund	Gregory Pappas	$44.5M
Strategic Advisers Emerging Markets Fund of Funds	Wilfred Chilangwa	$11.7M
Strategic Advisers Growth Multi-Manager Fund	John Stone	$60.9M
Strategic Advisers Income Opportunities Fund of Funds	Gregory Pappas	$6.7M
Strategic Advisers International Multi-Manager Fund	Wilfred Chilangwa	$64.3M
Strategic Advisers Small-Mid Cap Multi-Manager Fund	Barry Golden	$13.4M
Strategic Advisers Value Multi-Manager Fund	John Stone	$15.9M

Q14:

Can you tell me about FIAM LLC?

A:

FIAM LLC is part of Fidelity Institutional Asset Management and formerly named Pyramis Global Advisers, LLC (Pyramis). The name change was effective November 2015.

Q15:

Can you tell me about FIA/FIL Investment Advisors?

A:

FIA is the U.S. registered investment adviser subsidiary of Fidelity International LLC (FIL). Based in Bermuda, FIL was established in 1969. FIL operates independently from US-based Fidelity Investments.

Q16:

Can you tell me about Geode Capital Management, LLC?

A:

Geode Capital Management, LLC (Geode) is a Boston-based registered investment adviser that specializes in quantitative investment strategies, and has expertise in indexing.

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Before investing, consider the funds’ investment objectives, risks, charges and expenses.

Contact Fidelity for a prospectus or, if available, a summary prospectus containing this information. Read it carefully.

Stock markets are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, or economic developments. These risks may be magnified in foreign markets. Foreign securities are subject to interest rate, currency exchange rate, economic, and political risks. The funds can invest in ETFs which may trade at a discount to their NAV. Fund of funds bear the risks of the investment strategies of their underlying funds.

FOR EXTERNAL USE FOR WORKPLACE INVESTING FUNDS ONLY

Past performance is no guarantee of future results.

Separate investment decisions and the resulting purchase and sale activities of the fund's sub-advisers might adversely affect the fund's performance or lead to disadvantageous tax consequences.

Fidelity's Portfolio Advisory Services are services of Strategic Advisers, Inc., a registered investment adviser and a Fidelity Investments company. These services provide discretionary money management for a fee.

Brokerage services provided by Fidelity Brokerage Services LLC. Custody and other services provided by National Financial Services LLC. Both are Fidelity Investments companies and members of NYSE and SIPC.

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